UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2012

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East De La Guerra Street, 2nd Floor
Santa Barbara, California 93101
(Address of principal executive offices)

(805) 884-9977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 25, 2012, The Company issued to Isaac Blech a promissory note (the “Note”) in the principal amount of $1,000,000. The Note bears interest at an annual rate of 0.19% with principal and interest due on the earlier to occur 120 days from the date of the Note or the receipt by the Company of net proceeds of $1,000,000 from a private placement of the Company’s securities. In consideration of the loan to the Company, the Company issued a five year option to Mr. Blech to purchase from the Company 82,784,000 shares of the Common Stock of ProElite, inc.(“PEI”) owned by the Company. The option shares represent approximately 4.99% of the outstanding shares of PEI after giving effect to the conversion of PEI’s Series A Convertible Preferred Stock owned by the Company.

Item 9.01	Exhibits

(d)           Exhibits.

Exhibit No.	Description
4.01	Promissory Note
4.02	Option

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: January 31, 2012	By:	/s/ Paul Feller
Paul Feller, Chief Executive Officer